UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2022

PEGASYSTEMS INC.

(Exact name of Registrant as specified in its charter)

Massachusetts	1-11859	04-2787865
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Main Street, Cambridge, MA 02142

(Address of principal executive offices, including zip code)

(617) 374-9600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	PEGA	NASDAQ Global Select Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed, Pegasystems Inc. (the “Company” or “we”) is a defendant in a lawsuit styled Appian Corp. v. Pegasystems Inc. & Youyong Zou filed May 29, 2020 in state court in Virginia. The lawsuit relates to Appian’s claim that the Company engaged Youyong Zou between 2012 and 2014 who provided the Company with alleged Appian trade secrets. On May 9, 2022, the jury rendered a verdict against the Company with respect to the trade secrets claim for $2.04 billion in damages and entitling Appian to recover attorney’s fees. With respect to the Virginia Computer Crimes Act, the jury awarded damages to Appian in the amount of one dollar.

We strongly disagree with the claims and the verdict, which are not supported by the facts of the case or the law and are the result of significant error. We have strong grounds to overturn this result, and we are actively pursuing all legal options. As a reminder, the appeals process could potentially take years to complete, and no judgement would be payable until this process has ended.

This verdict has no impact on our products or what we are able to sell and service. In the meantime, we will continue to focus on helping our clients address their most pressing digital transformation challenges so they’re ready for what’s next. Further details can be found in the 8K we filed on May 9, 2022.

Note Regarding Forward-Looking Statements

The statements contained in this Form 8-K that are not purely historical may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.

Words such as expects, anticipates, intends, plans, believes, will, could, should, estimates, may, targets, strategies, intends to, projects, forecasts, guidance, likely, and usually, or variations of such words and other similar expressions identify forward-looking statements, which are based on current expectations and assumptions.

These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. While the Company’s expectations, beliefs and estimates are expressed in good faith and the Company believes there is a reasonable basis for them, there can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: unfavorable outcomes of existing or future litigation or dispute resolution proceedings; risks and other uncertainties associated with assumptions and estimates used to prepare financial statements; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 filed on February 16, 2022, under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed on April 28, 2022, and in other reports that we file with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable laws.

The forward looking statements in this Form 8-K represent our view as of May 10, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pegasystems Inc.

Dated: May 10, 2022	By:	/s/ KENNETH STILLWELL
Kenneth Stillwell
Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)